SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2007

Alcan Inc.
 (Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2 (Address of principal executive offices, including postal code)

(514) 848-8000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 12, 2007, Alcan entered into a support agreement (the "Support Agreement") with Rio Tinto plc ("Rio") and Rio Tinto Canada Holding Inc. ("Offeror").  Pursuant to the Support Agreement, among other things, Offeror has agreed to make a cash tender offer to acquire all outstanding common shares of Alcan (the "Offer") for a purchase price per Alcan common share of $101. Alcan has agreed to recommend that its shareholders accept that Offer.

The Support Agreement was approved by both Alcan's board of directors and Rio's board of directors. It contains customary representations, warranties and covenants.

Offeror's obligation to make the Offer is subject to the satisfaction or waiver of certain conditions, including a condition that certain regulatory approvals have been obtained and the absence of a material adverse effect (as defined in the Support Agreement) with respect to Alcan and its subsidiaries. The obligation of Offeror to consummate the Offer is also subject to the satisfaction or waiver of certain conditions, including a condition that certain regulatory approvals have been obtained, a condition that at least 66 2/3% of the fully diluted outstanding shares of common stock of Alcan have been validly tendered and not withdrawn as at the expiration of the Offer, the absence of a material adverse effect with respect to Alcan and its subsidiaries, and affirmative shareholders' votes on approval of the Offer.

Subject to the terms and conditions of the Support Agreement, Alcan's board of directors has the right to withdraw, modify or change its support of the Offer if Alcan receives a superior proposal (as defined in the Support Agreement) prior to the expiration of the Offer.  However, Offeror has the right to match any such superior proposal received by Alcan and, in certain circumstances, if the Offer is not consummated, Offeror would have the right to receive a payment of U.S. $1,049 million from Alcan.  In other circumstances, related to the required shareholder votes for the Rio Tinto group, an equivalent payment from Rio Tinto may be required.

The above summary of the Support Agreement is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01                OTHER EVENTS

On July 12, 2007, Alcan and Rio Tinto plc issued a joint press release announcing the execution of the Support Agreement.  A copy of the press release is filed as Exhibit 99.2 hereto.

Item 9.01                FINANCIAL STATEMENTS AND EXHIBITS.

(c)            Exhibits

99.1         Support Agreement, between Alcan, Rio Tinto plc and Rio Tinto Canada Holding Inc., dated as of July 12, 2007.

99.2         Press release issued by Alcan and Rio Tinto plc on July 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCAN INC.

BY:	/s/ Roy Millington
Roy Millington
Corporate Secretary

Date: July 12, 2007

EXHIBIT INDEX

Exhibit

Number           Description

99.1                 Support Agreement, between Alcan, Rio Tinto plc and Rio Tinto Canada Holding Inc., dated as of July 12, 2007.

99.2                 Press release issued by Alcan and Rio Tinto plc on July 12, 2007.

99.3                 Letter from Alcan to its employees, dated as of July 12, 2007.